Exhibit 99.1

NOTICE OF GUARANTEED DELIVERY OF

WARRANTS OF

NATIONAL ENERGY SERVICES REUNITED CORP.

Pursuant to the Prospectus/Offer to Exchange dated May 30, 2025

Instructions for Use

Unless defined herein, terms used in this Notice of Guaranteed Delivery shall have definitions set forth in the Prospectus/Offer to Exchange dated May 30, 2025.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer if:

●	the procedure for book-entry transfer cannot be completed on a timely basis; or

●	time will not permit all required documents to reach Continental Stock Transfer & Trust Company (the “Exchange Agent”) prior to the Expiration Date.

This Notice of Guaranteed Delivery, properly completed and duly executed, must be delivered by hand, mail, overnight courier, facsimile or electronic mail transmission to the Exchange Agent, as described in the section of the Prospectus/Offer to Exchange entitled “The Offer and Consent Solicitation — Procedure for Tendering Warrants for Exchange and Consenting to the Warrant Amendment.” The method of delivery of all required documents is at the holder’s option and risk.

For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Exchange Agent at the address below before the Expiration Date. Delivery of this notice to another address will not constitute a valid delivery. Delivery to the Company, the information agent or the book-entry transfer facility will not be forwarded to the Exchange Agent and will not constitute a valid delivery.

The holder’s signature on this Notice of Guaranteed Delivery must be guaranteed by an “Eligible Institution,” and the Eligible Institution must also execute the Guarantee of Delivery attached hereto. An “Eligible Institution” is a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

NOTICE OF GUARANTEED DELIVERY OF

WARRANTS OF

NATIONAL ENERGY SERVICES REUNITED CORP.

Pursuant to the Prospectus/Offer to Exchange dated May 30, 2025

TO: CONTINENTAL STOCK TRANSFER & TRUST COMPANY

Via Email (for eligible institutions only): Tenders+NESR@continentalstock.com

The undersigned acknowledges receipt of the Prospectus/Offer to Exchange, dated May 30, 2025 (the “Prospectus/Offer to Exchange”).

By signing this Notice of Guaranteed Delivery, the holder (i) tenders for exchange, upon the terms and subject to the conditions described in the Prospectus/Offer to Exchange, the number of warrants specified below, and (ii) provides consent to the Warrant Amendment, pursuant to the guaranteed delivery procedures described in the section of the Prospectus/Offer to Exchange entitled “The Offer and Consent Solicitation — Procedure for Tendering Warrants for Exchange and Consenting to the Warrant Amendment.”

DESCRIPTION OF WARRANTS TENDERED

List below the warrants to which this Notice of Guaranteed Delivery relates.

Name(s) and Address(es) of Registered Holder(s) of Warrants	Number of Warrants Tendered

Total:

(1)	Unless otherwise indicated above, it will be assumed that all warrants listed above are being tendered pursuant to this Notice of Guaranteed Delivery.

☐	CHECK HERE IF THE WARRANTS LISTED ABOVE WILL BE DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE DEPOSITORY TRUST COMPANY (“DTC”) AND COMPLETE THE FOLLOWING (FOR USE BY ELIGIBLE INSTITUTIONS ONLY):

Name of Tendering Institution:

Account Number:

SIGNATURES

Signature(s) of Warrant Holder(s)

Name(s) of Warrant Holder(s) (Please Print)

Address

City, State, Zip Code

Telephone Number

Date

GUARANTEE OF SIGNATURES

Authorized Signature

Name (Please Print)

Title

Name of Firm (must be an Eligible Institution as defined in this Notice of Guaranteed Delivery)

Address

City, State, Zip Code

Telephone Number

Date

GUARANTEE OF DELIVERY

(Not to be used for Signature Guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Institution”), guarantees delivery to the Exchange Agent of the warrants tendered and consents given, in proper form for transfer, or a confirmation that the warrants tendered have been delivered pursuant to the procedure for book-entry transfer described in the Prospectus/Offer to Exchange into the Exchange Agent’s account at the book-entry transfer facility, in each case together with an Agent’s Message in the case of a book-entry transfer, and any other required documents, all within two (2) Over-the-Counter Bulletin Board quotation days after the date of receipt by the Exchange Agent of this Notice of Guaranteed Delivery. The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver confirmation of receipt of the warrants pursuant to the procedure for book-entry transfer and an Agent’s Message, within the time set forth above. Failure to do so could result in a financial loss to such Eligible Institution.

Authorized Signature Name (Please Print)

Title

Name of Firm

Address

City, State, Zip Code

Telephone Number

Date